UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

FIRST WAVE BIOPHARMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

Dear Fellow Stockholder,	May 15, 2023

On behalf of the Board of Directors and management of First Wave BioPharma, Inc. (“we”, “us” and “our”), a Delaware corporation, you are invited to attend our 2023 Annual Meeting of Stockholders including any adjournment or postponement thereof (the “Annual Meeting”) to be held on June 22, 2023 at 9:00 A.M. Eastern Time at the offices of Lowenstein Sandler LLP located at 1251 Avenue of the Americas, New York, New York 10020.

Details of the business to be conducted at the Annual Meeting are described in this proxy statement. We have also made available a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the Securities Exchange Commission on March 20, 2023) (the “Annual Report”) with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting in person, please read the accompanying proxy statement and then submit your proxy to vote by Internet, telephone or mail as promptly as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has previously voted. Please refer to your proxy card for voting instructions. Submitting your proxy promptly may save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Our Board of Directors has approved the proposals set forth in the proxy statement and recommends that you vote in favor of each such proposal.

Sincerely,

/s/ James Sapirstein
JAMES SAPIRSTEIN
President, Chief Executive Officer and Chairman of the Board of Directors

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-804-9616

NOTICE OF THE FIRST WAVE BIOPHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time	June 22, 2023 at 9:00 A.M., Eastern Time.

Place	The offices of Lowenstein Sandler LLP located at 1251 Avenue of the Americas, New York, New York 10020.

Items of Business	1.	Election of five director nominees named in this proxy statement, each for a term of one year expiring at our 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified;

	2.	Approval of an amendment to our 2020 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 317,480 to 1,167,480 and to increase the number of shares that otherwise become available under the plan for grants as incentive stock options (ISOs) to 5,000,000.

	3.	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

	4.	Ratification of Mazars USA LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

	5.	Approval of the adjournment of the annual meeting to the extent there are insufficient proxies at the annual meeting to approve any one or more of the foregoing proposals.

Adjournments and Postponements	Any action on the items of business described above may be considered at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	May 5, 2023 (the “Record Date”). Only stockholders of record holding shares of our Common Stock, par value $0.0001 per share (the “Common Stock”) as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

Meeting Admission	You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner of shares of our Common Stock as of the Record Date.

Availability of Proxy Materials	Our proxy materials and the Annual Report for the year ended December 31, 2022 are also available on the internet at: www.viewproxy.com/FirstWaveBioPharma/2023.

Voting	If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the proxy card. Whether or not you expect to attend the Annual Meeting, we urge you to submit your proxy to vote your shares as promptly as possible by following the instructions on your proxy card so that your shares may be represented and voted at the Annual Meeting. Your vote is very important.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ James Sapirstein
Boca Raton, Florida	JAMES SAPIRSTEIN
May 15, 2023	President, Chief Executive Officer and Chairman of the Board of Directors

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of First Wave BioPharma, Inc. (the “Company,” “we,” “us,” or “our”), for use at the upcoming 2023 Annual Meeting of Stockholders including any adjournment or postponement thereof (the “Annual Meeting”) to be held on June 22, 2023 at 9:00 A.M. Eastern Time at the offices of Lowenstein Sandler LLP located at 1251 Avenue of the Americas, New York, New York 10020. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (the “Common Stock”).

This proxy statement, the enclosed proxy card and a copy of our annual report are first being mailed on or about May 17, 2023 to stockholders entitled to vote as of the close of business on May 5, 2023 (the “Record Date”). These proxy materials contain instructions on how to access this proxy statement and our annual report online at: www.viewproxy.com/FirstWaveBioPharma/2023, and how to submit your proxy to vote via the internet, telephone and/or mail.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are each described in this proxy statement. Only stockholders holding shares of Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 1,813,663 shares of Common Stock issued and outstanding. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Annual Meeting. Each holder of record of our Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Annual Meeting.

Quorum

In order for any business to be conducted at the Annual Meeting, both (i) the holders of one-third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, and (ii) the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the Board, the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, the stockholders present or represented at the Annual Meeting and entitled to vote thereon, although less than a quorum, may adjourn the Annual Meeting until a quorum is present. The date, time and place and the means of remote communication, if any, of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Annual Meeting. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval No.	Proposal
1.	Election of Directors. The five director nominees who receive the highest number of affirmative votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

2.	Approval of an amendment to our 2020 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 317,480 to 1,167,480 and to increase the number of shares that otherwise become available under the plan for grants as incentive stock options (ISOs) to 5,000,000 (the “Equity Plan Amendment Proposal”). To approve the Equity Plan Amendment Proposal. The Equity Plan Amendment Proposal must be approved by the affirmative (“FOR”) vote of a majority of shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the Equity Plan Amendment Proposal. If the Equity Plan Amendment Proposal is deemed to be “non-routine” as described below, broker non-votes with respect to the proposal will not be counted as votes cast and will not affect the outcome of this proposal.

3.	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement. To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

4.	Ratification of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. To approve the ratification of Mazars USA LLP as our independent registered public accounting firm for the current fiscal year. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

5.	Approval of the Adjournment of the Annual Meeting to the Extent There Are Insufficient Proxies at the Annual Meeting to Approve Any One or More of the Foregoing Proposals. To approve the adjournment of the Annual Meeting in the event that the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any proposal. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, in person or by proxy, at an Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.

The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.

Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), abstentions and broker non-votes, if any, with respect to Proposal 1 are not counted as votes cast on the matter and therefore will not affect the outcome of such proposal. Abstentions, if any, with respect to Proposals 2, 3, 4 and 5 will be counted as votes against such proposals. Broker non-votes, if any, with respect to Proposals 2, 3, 4 and 5 will not affect the outcome of such proposals. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Abstention and broker non-votes will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Voting, Revocation and Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by us. Solicitation may also be made by our directors and officers without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

We have engaged Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $50,000 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

If your proxy is properly returned to us, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the five director nominees named in this proxy statement; (ii) FOR the Equity Plan Amendment Approval; (iii) FOR the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement; (iv) FOR ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; (v) FOR the approval of the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals; and (vi) at the discretion of the proxy holders, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you have additional questions, need assistance in submitting your proxy or voting your shares of Common Stock or Preferred Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-804-9616

If you are a stockholder of record, you may revoke or change your proxy at any time before the Annual Meeting by filing, with our Chief Financial Officer at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, a notice of revocation or another signed proxy with a later date. If you are a stockholder of record, you may also revoke your proxy by attending the Annual Meeting and voting. Attendance at the Annual Meeting alone will not revoke your proxy.

No Appraisal Rights

Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement and the annual report, as well as the preparation and posting of this proxy statement, the annual report and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by e-mail, telephone and mail.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board shall consist of one or more members, and that any newly created directorship that results from an increase in the number of directors or any vacancy on the Board will be filled solely by the affirmative vote of a majority of the directors then in office; provided that a vacancy created by the removal of a director by the stockholders may be filled by the stockholders. A director elected by the Board in the case of a newly created directorship will hold office for his or her full term until his or her successor is elected and qualified. A director elected by the Board in the case of a vacancy will hold office for the remaining term of his or her predecessor until his or her successor is elected and qualified.

Our Board currently consists of six directors and will be reduced to five directors at the conclusion of the Annual Meeting. David Hoffman, a current director, will not be standing for re-election at the Annual Meeting. Each of the director nominees identified below has confirmed that he or she is able and willing to serve as a director if elected. If any of the director nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute director nominee recommended by the current Board.

Upon recommendation of the Corporate Governance and Nominating Committee, the Board has nominated James Sapirstein, Edward J. Borkowski, Charles J. Casamento, Terry Coelho and Alastair Riddell for election at the Annual Meeting, each to serve for a one-year term until the conclusion of the 2024 annual meeting of stockholders or until their successor is duly elected and qualified.

Please see “Directors” below for more information, including the background and business experience of each director nominee taken into consideration by the Corporate Governance and Nominating Committee.

Required Vote and Recommendation

The election of directors requires the affirmative (“FOR”) vote of a plurality of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The five director nominees receiving the highest number of affirmative votes cast will be elected. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the below director nominees. Any abstentions or broker non-votes are not counted as votes cast and will not affect the outcome of this proposal, although they will be counted for purposes of determining whether there is a quorum present.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF

MESSRS. SAPIRSTEIN, BORKOWSKI AND CASAMENTO, MS. COELHO AND

DR. RIDDELL UNDER PROPOSAL ONE.

DIRECTOR COMPENSATION

The following section sets forth certain information regarding the nominees for election as directors. There are no family relationships between any of the directors and our Named Executive Officers.

Director Nominee, Title	Age
James Sapirstein - President, Chief Executive Officer, Chairman and Non-Independent Director	60
Edward J. Borkowski - Lead Independent Director	63
Charles J. Casamento - Independent Director	77
Terry Coelho - Independent Director	61
Alastair Riddell, MSc., MBChB., DSc. - Independent Director	73

James Sapirstein was appointed to the Board on October 8, 2019 and as our President and Chief Executive Officer effective that same day. Mr. Sapirstein was appointed Chair of the Board effective February 19, 2021. Prior to joining us, Mr. Sapirstein served as Chief Executive Officer and as a director of ContraVir Pharmaceuticals, Inc. (now known as Hepion Pharmaceuticals, Inc.) from March 2014 to October 2018. Previously, Mr. Sapirstein was the Chief Executive Officer of Alliqua Therapeutics from October 2012 to February 2014. He founded and served as Chief Executive Officer of Tobira Therapeutics from October 2006 to April 2011 and served as Executive Vice President, Metabolic and Endocrinology for Serono Laboratories from June 2002 to May 2005. Mr. Sapirstein’s earlier career included a number of senior level positions in the area of marketing and commercialization, including as Global Marketing Lead for Viread (tenofovir) while at Gilead Sciences and as Director of International Marketing of the Infectious Disease Division at Bristol Myers Squibb. Mr. Sapirstein is currently the Chair Emeritus of BioNJ, the New Jersey affiliate of the Biotechnology Innovation Organization, and also serves on the Emerging Companies and Health Section Boards of the Biotechnology Innovation Organization. Mr. Sapirstein received his bachelor’s degree in pharmacy from Rutgers University and holds an MBA degree in management from Fairleigh Dickinson University. Mr. Sapirstein’s nearly 36 years of pharmaceutical industry experience which spans areas such as drug development and commercialization, including participation in 23 product launches, six of which were global launches led by him makes him a valuable asset to the Board and in his oversight and execution of our business plan.

Edward J. Borkowski was appointed to the Board in May 2015, and currently serves as our Lead Independent Director. Mr. Borkowski served as Chair of the Board from 2015 through his resignation effective as of February 19, 2021. Mr. Borkowski is a healthcare executive who currently serves as Executive Vice President for Therapeutics MD. He served as Executive Vice President of MiMedx Group, Inc. (Nasdaq: MDGX) from April 2018 until December 2019. Mr. Borkowski also served as a director for Co-Diagnostics, Inc. (Nasdaq: CODX), from May 2017 until June 2019. Previously, he served as the Chief Financial Officer of Aceto Corporation (Nasdaq: ACET) from February 2018 to April 2018, and has held several executive positions with Concordia International, an international specialty pharmaceutical company, between May 2015 to February 2018. Mr. Borkowski has also served as Chief Financial Officer of Amerigen Pharmaceuticals, a generic pharmaceutical company with a focus on oral, controlled release products and as the Chief Financial Officer and Executive Vice President of Mylan N.V. In addition, Mr. Borkowski previously held the position of Chief Financial Officer with Convatec, a global medical device company focused on wound care and ostomy, and Carefusion, a global medical device company for which he helped lead its spin-out from Cardinal Health into an independent public company. Mr. Borkowski has also served in senior financial positions at Pharmacia and American Home Products (Wyeth). He started his career with Arthur Andersen & Co. after receiving his MBA in accounting from Rutgers University subsequent to having earned his degree in Economics and Political Science from Allegheny College. Mr. Borkowski is currently a Trustee and a member of the Executive Committee of Allegheny College.

Mr. Borkowski’s extensive healthcare and financial expertise, together with his public company experience provides the Board and management with valuable insight in the growth of our business plan.

Charles J. Casamento was appointed to the Board in March 2017. Since 2007, Mr. Casamento has been executive director and principal of The Sage Group, a health care advisory group. Prior to that, Mr. Casamento was president and Chief Executive Officer of Osteologix, a startup company which he oversaw going public, from October 2004 until April 2007. Mr. Casamento was the founder of Questcor Pharmaceuticals where he was President, Chief Executive Officer and Chair from 1999 through 2004. During his time at Questcor, the company acquired Acthar, a product with sales that would eventually exceed $1.0 billion. Mr. Casamento also served as President, Chief Executive Officer and Chair of RiboGene Inc. until 1999 when RiboGene was merged another company to form Questcor. He was also the Co-Founder, President and Chief Executive Officer of Indevus (formerly Interneuron Pharmaceuticals) and has held senior management positions at Genzyme Corporation, where he was Senior Vice President, American Hospital Supply, where he was Vice President of Business Development for the Critical Care division, Johnson & Johnson, Hoffmann-LaRoche and Sandoz. He currently serves as Chairman of the Board of Directors of Relmada Therapeutics (OTCQB: RLMD), serves on the Board of Directors of Eton Pharmaceuticals (Nasdaq: ETON), PaxMedica, Inc. (Nasdaq: PXMD) and GT Biopharma, Inc. (Nasdaq: GTBP), and was previously a Director and Vice Chair of the Catholic Medical Missions Board, a large not for profit international organization. Mr. Casamento holds a bachelor’s degree in Pharmacy from Fordham University and an MBA from Iona College.

Mr. Casamento’s expertise and knowledge of the financial community combined with his experience in the healthcare sector makes him a valued member of the Board.

Terry Coelho was appointed to the Board on August 11, 2021. Ms. Coelho served as the Executive Vice President, Chief Financial Officer & Chief Business Development Officer of CinCor Pharma, Inc. (NASDAQ: CINC), a clinical stage cardiorenal therapeutics company, from November 2021 to November 2022. Prior to this, Ms. Coelho served as Executive Vice President and Chief Financial Officer at BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a commercial-stage specialty pharmaceutical company, since January 2019. Prior to her tenure at BDSI, Ms. Coelho served as Chief Financial Officer and Treasurer at Balchem Corporation (NASDAQ: BCPC) from October 2017 to October 2018. Previous to her role at Balchem she served as Chief Operating Officer for Diversey, Inc., a multi-billion-dollar global private equity carve-out from Sealed Air Corporation. She additionally held senior finance positions at Diversey Care, including that of Division Chief Financial Officer and VP of Global Commercial Excellence, from October 2014 through August 2017. Ms. Coelho has also served in senior finance and operational leadership roles of increasing responsibility with leading global organizations, including Mars, Incorporated, and Novartis Pharmaceuticals from 2007 to 2014, including serving as Global Head of Oncology Development Finance. Ms. Coelho is a member of the board of directors of HOOKIPA Pharma, Inc. (NASDAQ: HOOK) and serves on the board’s audit and compensation committees. Ms. Coelho earned an MBA in Finance from IBMEC in Brazil and a Bachelor of Arts degree in both Economics and International Relations, summa cum laude, from The American University School of International Service in Washington, DC. She has led Women’s Networking ERGs and is a founding Steering Committee Member of the CFO Leadership Council - Charlotte, North Carolina, chapter.

Ms. Coelho was selected as a director due to her financial background and experience as a senior financial officer of public companies.

Dr. Alastair Riddell was appointed to the Board in September 2015. From June 2016 to February 2023, Dr. Riddell served as Chair and Director of Nemesis Biosciences Ltd and previously Chair of Feedback plc (LON: FDBK). He has also served as Chair of the South West Academic Health Science network in the UK since January 2016. Since his appointment in December 2015, Dr. Riddell has served as Non-Executive Director of Cristal Therapeutics in The Netherlands. From September 2012 to February 2016, he served as Chair of Definigen Ltd., and from November 2013 to September 2015 as Chair of Silence Therapeutics Ltd., and from October 2009 to November 2012 as Chair of Procure Therapeutics. Between 2007 to 2009, Dr. Riddell served as the Chief Executive Officer of Stem Cell Sciences plc. and between 2005 to 2007, served at Paradigm Therapeutics Ltd. as the Chief Executive Officer. Between 1998 to 2005, Dr. Riddell also served as the Chief Executive Officer of Pharmagene plc. Dr. Riddell began his career as a doctor in general practice in a variety of hospital specialties and holds a Master of Science and a Bachelor of Medicine and Surgery degrees. He was awarded a Doctorate of Science, Honoris Causa by Aston University in 2016.

Dr. Riddell’s medical background coupled with his expertise in the life sciences industry, directing all phases of clinical trials, before moving to sales, marketing and general management, makes him a well-qualified member of the Board.

Board Diversity Matrix

In accordance with Nasdaq’s recently adopted board diversity listing standards, we are also disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (As of May 15, 2023)

Total Number of Directors - 6

	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	-	1
Demographic Information:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	2	-	-
Two or More Races or Ethnicities	1	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	2

Non-Executive Director Compensation

Effective September 1, 2021, our Board adopted a Non-Executive Director Compensation Policy under which each of our non-executive directors is entitled to receive the following cash compensation for their service on the Board (paid quarterly): (i) an annual retainer of $60,000; (ii) the chair of the Audit Committee is entitled to receive an additional annual retainer in the amount of $12,500, (iii) each non-chairperson member of the Audit Committee is entitled to receive an additional annual retainer in the amount of $5,000, (iv) the chair of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $10,000, (v) each non-chairperson member of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $5,000, (vi) the chair of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $10,000, and (viii) each non-chairperson member of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $5,000. Additionally, under this policy, each of our non-executive directors is entitled to receive an annual grant of 34,602 stock options for their service on the Board to purchase $50,000 of shares of Common Stock at a strike price equal to the closing price of the Common Stock on December 31, 2021, or $1.445 per share, which vest in equal quarterly installments.

Effective October 1, 2022, following an independent review of external benchmarks, our Board adopted an updated Non-Executive Director Compensation Policy under which each of our non-executive directors is entitled to receive the following cash compensation for their service on the Board (paid quarterly): (i) an annual retainer of $60,000, (ii) the lead independent director an annual retainer of $20,000, (iii) the chair of the Audit Committee is entitled to receive an additional annual retainer in the amount of $15,000, (iv) each non-chairperson member of the Audit Committee is entitled to receive an additional annual retainer in the amount of $7,500, (v) the chair of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $12,500, (vi) each non-chairperson member of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $6,000, (vii) the chair of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $10,000, and (viii) each non-chairperson member of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $5,000. Additionally, under this policy, each of our non-executive directors is entitled to receive an annual grant of restricted stock unit awards for their service on the Board equivalent to $75,000, which vests in equal quarterly installments.

Our Board will review the Non-Executive Director Compensation Policy on an annual basis prior to September 1 of each year.

The following table provides information regarding compensation paid to non-employee directors for the year ended December 31, 2022. Mr. Sapirstein did not receive compensation for his service on the Board as employee director for the year ended December 31, 2021. Information regarding executive compensation paid to Mr. Sapirstein during 2022 is reflected in the Summary Compensation table under “Executive Compensation” of this proxy statement.

Name	Fees Earned or Paid in Cash (3)	Stock Awards	Option Awards (4)	All Other Compensation	Total
Edward J. Borkowski	$75,625	-	$38,049	-	$113,674
Charles J. Casamento	$65,625	-	$38,049	-	$103,674
Alastair Riddell	$70,000	-	$38,049	-	$108,049
David Hoffman (1)	$40,000	-	-	-	$40,000
Terry Coelho	$81,250	-	$38,049	-	$119,299
Gregory Oakes (2)	$37,500	-	-	-	$37,500

(1)	Mr. Hoffman was appointed to the Board effective April 27, 2022.
(2)	Mr. Oakes resigned from the Board effective June 16, 2022.
(3)	Represents amounts of accrued and unpaid cash compensation for board services through December 31, 2022.
(4)	Represents the aggregate grant date fair value of 164 stock options issued to each of Messrs. Borkowski, Casamento, Riddell, and Coelho on January 3, 2022, our non-employee directors, calculated in accordance with ASC Topic 718.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last three years, on the Compensation Committee of any other entity that has one or more officers serving as a member of our Board.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Effective as of February 19, 2021, our President and Chief Executive Officer, Mr. James Sapirstein, was appointed to serve as Chairman of our Board. The Board has chosen this structure because it believes Mr. Sapirstein serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Mr. Sapirstein has provided strong leadership to the Board and management, instilling a clear focus on our strategy and business plans. The Board believes that the combined role of Chairman and Chief Executive Officer better assists management in developing strategic direction and then more effectively holds management accountable for the execution of strategy once it is developed. Accordingly, the Board believes, at this time, that the combined role of Chairman and Chief Executive Officer, together with independent directors, is in the best interest of stockholders, because it provides the appropriate balance between strategy development and independent oversight of management. All directors, other than Mr. Sapirstein, are independent as defined under Nasdaq and SEC rules, and all committees of the Board are comprised entirely of independent directors.

Mr. Edward J. Borkowski currently serves as lead independent director and has the following responsibilities:

•	providing leadership to the Board in any situation where the Chairman’s role may be, or may be perceived to be, in conflict, and also chairing meetings when the Chairman is absent;
•	serving as liaison between the Chairman and the independent directors;
•	approving information sent to the Board; and
•	approving meeting agendas for the Board.

The Board believes that the lead independent director further strengthens the Board’s independence and autonomous oversight of our business and also enhances Board communication and effectiveness. The role of lead independent director serves as a bridge between the independent directors and management.

Director Independence

The Board has determined that all of its members, other than Mr. Sapirstein, our President and Chief Executive Officer and Chairman of our Board, and Mr. Hoffman, are “independent” within the meaning of Nasdaq Listing Rule 5605(a)(2) under the rules of the Nasdaq Stock Market (“Nasdaq”), and the Securities and Exchange Commission (“SEC”) rules regarding independence.

Director Nomination Process

The Corporate Governance and Nominating Committee identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board with skills and experience that are relevant to our business and are willing to continue their service as a director are considered for re-election, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Nominees for director are selected by a majority of the members of the Board. Although we do not have a formal diversity policy, in considering the suitability of director nominees, the Corporate Governance and Nominating Committee considers such factors as it deems appropriate to develop a Board and its committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Corporate Governance and Nominating Committee include sound judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the biopharma industry, clinical studies, FDA compliance, intellectual property, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a director candidate would be a desirable addition to the Board and its committees.

Nominations of persons for election to the Board may be made at an annual meeting of stockholders only (a) pursuant to our notice of meeting, (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice is delivered by such stockholder to the secretary of the Company, who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be, and who complies with the notice procedures set forth in our bylaws.

For any nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice, which must be delivered to the secretary of the Company at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

To be in proper form, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business and residence address, and principal occupation or employment of the nominee, (ii) and all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, (iii) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such nominee has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company, (iv) such person’s written consent to being named in the Company’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected and (v) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were the stockholder giving notice hereunder and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and such beneficial owner (provided, that such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including their names), including the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting upon such business or nomination, as the case may be, and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. If requested by the Company, the information required on such nominee shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date. In addition, a stockholder seeking to nominate a director candidate shall promptly provide any other information reasonably requested by the Company.

Provided that stockholders provide the information above required for candidates recommended by stockholders, the Corporate Governance and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its charter.

The Role of the Board in Risk Oversight

Our Board oversees a company-wide approach to risk management, determines our appropriate risk level in general, assesses the specific risks faced by us and reviews steps taken by management to manage those risks. Although our Board has ultimate oversight responsibility for the risk management process, specific areas of risk are overseen by designation of such duties and responsibilities to certain committees of the Board.

Specifically, the Board has designated certain fiduciary duties to its Compensation Committee, which is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. The Board has also designated specific fiduciary duties to its Audit Committee, which is responsible for overseeing the management of enterprise risks and financial risks, as well as potential conflicts of interests. The Board is responsible for overseeing the management of risks associated with the independence of the Board.

Code of Business Conduct and Ethics

The Board adopted a code of ethics (the “Code”) that applies to our directors, officers and employees. A copy of this Code is available on our website at www.firstwavebio.com/investors. We intend to disclose on our website any amendments to and waivers of the Code that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431.

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Chief Financial Officer will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Meetings of the Board

Each of our directors who served during the year ended December 31, 2022 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which such director served as a member during such year. Although directors are not required to attend our annual meeting of stockholders, they are encouraged to attend.

The following table represents the composition of each committee of the Board and meetings held as well as actions taken by unanimous written consent (“UWC”) in lieu of holding a meeting, during the fiscal year ended December 31, 2022:

Committees
Director	Board	Audit	Compensation(2)	Corporate Governance and Nominating
Edward J. Borkowski	X	X		CC
Charles J. Casamento	X	X	CC
David Hoffman	X
Alastair Riddell	X		X	X
James Sapirstein	C
Gregory Oakes(1)	X		X
Terry Coelho	X	CC	X
Meetings Held During 2022	7	4	5	-
Actions Taken by UWC During 2022	14	2	-	1

C - Chairman of the Board

CC - Committee Chairman

X – Member

(1)	Effective June 16, 2022, Mr. Oakes resigned from the Board.
(2)	Effective April 20, 2023, Mr. Casamento was appointed to the Compensation Committee as Chairman.

Board Committees

The standing committees of the Board consist of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Our Board has adopted written charters for each of these committees, copies of which are available on our website at www.firstwavebio.com/investors. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The duties and responsibilities of the Audit Committee include but are not limited to:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm the independence of its members from its management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that are filed with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
•	coordinating oversight of the Code and our disclosure controls and procedures on behalf of the Board;
•	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and
•	reviewing and approving related-person transactions.

The rules of Nasdaq require our Audit Committee to consist of at least three directors, all of whom must be deemed to be independent directors under Nasdaq rules. The Board has affirmatively determined that Ms. Coelho and Messrs. Borkowski and Casamento, each meet the definition of “independent director” for purposes of serving on an Audit Committee under Nasdaq rules. Additionally, the Board has determined that Ms. Coelho and Messrs. Borkowski and Casamento each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The duties and responsibilities of the Compensation Committee include but are not limited to:

•	reviewing key employee compensation goals, policies, plans and programs;
•	reviewing and approving the compensation of our directors and executive officers;
•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
•	appointing and overseeing any compensation consultants or advisors to the Company.

The rules of Nasdaq require our Compensation Committee to consist entirely of independent directors. The Board has affirmatively determined that Mr. Casamento, Ms. Coelho and Dr. Riddell meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules.

Corporate Governance and Nominating Committee

The duties and responsibilities of the Corporate Governance and Nominating Committee include but are not limited to:

•	assisting the Board in identifying qualified individuals to become members of the Board;
•	determining the composition of the Board and monitoring the activities of the Board to assess overall effectiveness; and
•	developing and recommending to our Board corporate governance guidelines applicable to the Company and advising our Board on corporate governance matters.

The rules of Nasdaq require our Corporate Governance and Nominating Committee to consist entirely of independent directors. The Board has affirmatively determined that Messrs. Borkowski and Dr. Riddell meet the definition of “independent director” for purposes of serving on the Corporate Governance and Nominating Committee under Nasdaq rules.

EXECUTIVE COMPENSATION

The following table sets forth information regarding our current executive officers as appointed by the Board, each to serve in such position until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

Executive Officer	Age	Title
James Sapirstein	61	President, Chief Executive Officer and Director
Sarah Romano	43	Chief Financial Officer

Our executive officers are appointed by and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with us. The following is a brief description of the qualifications and business experience of each of our current executive officers.

James Sapirstein. Please see Mr. Sapirstein’s biography under the “Director Compensation” section of this proxy statement.

Sarah Romano was appointed to serve as our Chief Financial Officer on March 1, 2022. Ms. Romano previously served as Chief Financial Officer of Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) (formerly EyeGate Pharmaceuticals, Inc.), a clinical-stage specialty pharmaceutical company developing products for treating ophthalmic diseases, from February 2017 through February 2022 and as its Corporate Controller from August 2016 to January 2017. Prior to joining Kiora, Ms. Romano served as Assistant Controller at TechTarget from June 2015 through August 2016 and Corporate Controller at Bowdoin Group, a healthcare-focused executive recruiting firm, from September 2013 through May 2015. Previously, she held financial reporting positions of increasing responsibility at SoundBite Communications from 2008 until its acquisition by Genesys in 2013, and at Cognex Corporation from 2004 through 2008. Ms. Romano began her career as an auditor in the Boston office of PricewaterhouseCoopers. A licensed CPA in Massachusetts, she holds a Bachelor of Arts in Accounting from College of the Holy Cross and a Master of Accounting from Boston College.

Summary Compensation

The table set forth below reflects certain information regarding the compensation paid or accrued during the years ended December 31, 2022 and 2021 to our Chief Executive Officer and our executive officers, other than our Chief Executive Officer, who were serving as an executive officer as of December 31, 2022, and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”).

Named Executive Officers	Year	Salary	Bonus		Equity Awards		All Other Compensation	Total
James Sapirstein	2022	$480,000	$96,000	(3)	$165,720	(5)	$-	$645,720
President and Chief Executive Officer	2021	$480,000	$186,000	(4)	$628,380	(6)	$-	$1,294,380
Sarah Romano	2022	$304,166	$54,000	(3)	$135,503	(5)	$-	$439,670
Chief Financial Officer	2021	$-	$-	(4)	$-	(6)	$-	$-
James Pennington(1)	2022	$204,599	$15,000	(3)	$8,286	(5)	$-	$212,885
Former Chief Medical Officer	2021	$370,000	$49,406	(4)	$63,181	(6)	$-	$482,587
Daniel Schneiderman(2	2022	$47,500	$-	(3)	$11,037	(6)	$-	$58,537
Former Chief Financial Officer	2021	$285,000	$48,592	(4)	$199,348	(6)	$-	$532,940

(1)	Dr. Pennington resigned as Chief Medical Officer on March 31, 2022. Dr. Pennington currently serves as a consultant to the Company.
(2)	Mr. Schneiderman’s employment with us as Chief Financial Officer terminated effective February 28, 2022 due to his resignation.
(3)	Represents accrued and unpaid bonuses during 2022, as of May 15, 2023.
(4)	Represents accrued and unpaid bonuses during 2021, as of December 31, 2021.
(5)	Represents the grant date fair value of stock options issued during the year ended December 31, 2022, calculated in accordance with ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 of the notes to the consolidated financial statements contained in the Company’s Annual Report, filed with the SEC on March 20, 2023.
(6)	Represents the grant date fair value of restricted stock and stock options issued during the year ended December 31, 2021, calculated in accordance with ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 14 of the notes to the consolidated financial statements contained in the Company’s Annual Report, filed with the SEC on March 31, 2022 (as amended on Form 10-K/A filed with the SEC on May 10, 2022).

Employment Arrangements and Potential Payments upon Termination or Change of Control

Current Named Executive Officers

Sapirstein Employment Agreement. Effective October 8, 2019, we entered into an employment agreement with Mr. Sapirstein to serve as our President and Chief Executive Officer for a term of three years, subject to further renewal upon agreement of the parties. The employment agreement with Mr. Sapirstein originally provided for a base salary of $450,000 per year, which was subsequently increased to $480,000 per year during the year ended December 31, 2020. In addition to the base salary, Mr. Sapirstein is eligible to receive (i) a bonus of up to 40% of his base salary on an annual basis, based on certain milestones that are yet to be determined; (ii) 1% of net fees received by us upon entering into license agreements with any third-party with respect to any product currently in development or upon the sale of all or substantially all of our assets; (iii) a grant of 95 restricted shares of our Common Stock which are subject to vesting as follows (a) 47 upon the first commercial sale of adrulipase in the U.S., and (b) 48 upon our total market capitalization exceeding $1.0 billion for 20 consecutive trading days; (iv) a grant of 142 10-year stock options to purchase shares of our Common Stock which are subject to vesting as follows (a) 24 upon us initiating our next Phase 2 clinical trial in the U.S. for adrulipase, (b) 24 upon us completing our next or subsequent Phase 2 clinical trial in the U.S. for adrulipase, (c) 47 upon us initiating a Phase 2 clinical trial in the U.S. for adrulipase, and (d) 47 upon us initiating a Phase 1 clinical trial in the U.S. for any product other than adrulipase. Mr. Sapirstein is entitled to receive 20 days of paid vacation, participate in full employee health benefits and receive reimbursement for all reasonable expenses incurred in connection with his services to us.

In the event that Mr. Sapirstein’s employment is terminated by us for Cause, as defined in his employment agreement, or by Mr. Sapirstein voluntarily, then will not be entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. In the event that Mr. Sapirstein’s employment is terminated as a result of an Involuntary Termination Other than for Cause, as defined in the Agreement, Mr. Sapirstein will be entitled to receive the following compensation: (i) severance in the form of continuation of his salary (at the Base Salary rate in effect at the time of termination, but prior to any reduction triggering Good Reason) for a period of 12 months following the termination date; (ii) payment of Executive’s premiums to cover COBRA for a period of 12 months following the termination date; and (iii) a prorated annual bonus.

Romano Employment Agreement. Effective March 1, 2022, we entered into an employment agreement with Ms. Romano to serve as our Chief Financial Officer for a term of three years, subject to further renewal upon agreement of the parties. The employment agreement with Ms. Romano provides for a base salary of $365,000 per year. In addition to the base salary, Ms. Romano is eligible to receive an annual milestone cash bonus based on certain milestones that will be established by our Board or the Compensation Committee. On March 1, 2022, Ms. Romano was granted stock options to purchase 714 shares of Common Stock on March 1, 2022, with an exercise price of $247.80 per share, which shall vest in over a term of three years pursuant to her employment agreement. Ms. Romano is entitled to receive 20 days of paid vacation, participate in full employee health benefits and receive reimbursement for all reasonable expenses incurred in connection with her service to us. We may terminate Ms. Romano’s employment agreement at any time, with or without Cause, as such term is defined in her employment agreement.

In the event that Ms. Romano’s employment is terminated by us for Cause, as defined in Ms. Romano’s employment agreement, or by Ms. Romano voluntarily, she will not be entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. If we terminate her employment agreement without Cause, not in connection with a Change of Control, as such term is defined in Ms. Romano’s employment agreement, she will be entitled to (i) all salary owed through the date of termination; (ii) any unpaid annual milestone bonus; (iii) severance in the form of continuation of her salary for the greater of a period of six months following the termination date or the remaining term of the employment agreement; (iv) payment of premiums to cover COBRA for a period of six months following the termination date; (v) a prorated annual bonus equal to the target annual milestone bonus, if any, for the year of termination multiplied by the formula set forth in the agreement. If we terminate Ms. Romano’s employment agreement without Cause, in connection with a Change of Control, she will be entitled to the above and immediate accelerated vesting of any unvested options or other unvested awards.

Former Named Executive Officers

Schneiderman Employment Agreement. On January 2, 2020, we entered into an employment agreement with Mr. Schneiderman to serve as our Chief Financial Officer for a term of three years, subject to further renewal upon agreement of the parties. The employment agreement with Mr. Schneiderman provided for a base salary of $285,000 per year. In addition to the base salary, Mr. Schneiderman was eligible to receive (a) an annual milestone cash bonus based on certain milestones that will be established by our Board or the Compensation Committee, (b) grants of stock options to purchase such number of shares equal to one and a quarter percent (1.25%) of the issued and outstanding Common Stock on January 2, 2020, or 159 shares of Common Stock with an exercise price of $2,163.00 per share, which shall vest in over a term of three years. Mr. Schneiderman was entitled to receive 20 days of paid vacation, participate in full employee health benefits and receive reimbursement for all reasonable expenses incurred in connection with his service to us. Mr. Schneiderman’s employment agreement was terminable by us at any time, with or without Cause, as such term is defined in his employment agreement. Effective July 16, 2020, our Board approved an amended and restated option grant to Mr. Schneiderman, amending and restating the grant previously made on January 2, 2020, to reduce the amount of shares issuable upon exercise of such option to be the maximum number of shares Mr. Schneiderman was eligible to receive under the Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”) on the original grant date (or 142 shares), due to the 2014 Plan provisions relating to Section 162(m) limitations. On June 30, 2021, our Board rescinded and cancelled the option grant previously made to Mr. Schneiderman on July 16, 2020 covering an aggregate of 135 shares under the 2014 Plan and granted new stock options covering an aggregate of 136 shares under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) on substantially similar terms to the rescinded stock options.

In the event that Mr. Schneiderman’s employment was terminated by us for Cause, as defined in Mr. Schneiderman’s employment agreement, or by Mr. Schneiderman voluntarily, then he would not have been entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. If we terminated his employment agreement without Cause, not in connection with a Change of Control, as such term is defined in Mr. Schneiderman’s employment agreement, he would have been entitled to (i) all salary owed through the date of termination; (ii) any unpaid annual milestone bonus; (iii) severance in the form of continuation of his salary for the greater of a period of six months following the termination date or the remaining term of the employment agreement; (iv) payment of premiums to cover COBRA for a period of six months following the termination date; (v) a prorated annual bonus equal to the target annual milestone bonus, if any, for the year of termination multiplied by the formula set forth in the agreement. If we terminated Mr. Schneiderman’s employment agreement without Cause, in connection with a Change of Control, he would have been entitled to the above and immediate accelerated vesting of any unvested options or other unvested awards.

Mr. Schneiderman resigned from his position as our Chief Financial Officer effective February 28, 2022. Pursuant to the settlement agreement and release by and between the Company and Mr. Schneiderman, Mr. Schneiderman received: (i) all salary owed through February 28, 2022; (ii) his annual milestone bonus earned for the year ended December 31, 2021; (iii) a lump sum severance payment in an amount equal to six months of his base salary; (iv) payment of premiums to cover COBRA for a period of six months following February 28, 2022; (v) vesting of all unvested equity awards and extension of the period of time that Mr. Schneiderman may exercise any vested equity awards until the termination of such awards.

Pennington Employment Agreement. On May 28, 2018, we entered into an employment agreement with Mr. Pennington to serve as our Chief Medical Officer. The employment agreement with Dr. Pennington provided for a base annual salary of $250,000 which was subsequently increased to $425,000 per year during the year ended December 31, 2021. In addition to his salary, Dr. Pennington was eligible to receive an annual milestone bonus, awarded at the sole discretion of the Board based on his attainment of certain financial, clinical development, and/or business milestones established annually by the Board or Compensation Committee. The employment agreement was terminable by either party at any time. In the event of termination by us other than for cause, Dr. Pennington would have been entitled to three months’ severance payable over such period. In the event of termination by us other than for cause in connection with a Change of Control, Dr. Pennington would have received six months’ severance payable over such period.

Dr. Pennington retired from his position as our Chief Medical Officer on March 31, 2022 and transitioned to a consulting role.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive awards held by each of the Named Executive Officers outstanding as of December 31, 2022:

								Market			Market
								value	Number		or payout
							Number	of	of		value of
							of	shares	unearned		unearned
							Shares	or units	shares,		shares,
		Number of					or units	of stock	units or		units or
		Securities	Number of				of stock	that	other		other
		underlying	underlying				that	have	rights		rights
		unexercised	unexercised		Option	Option	have not	not	that have		that have
		options (#)	unearned		exercise	expiration	vested	vested	not vested		not
Name	Grant Date	exercisable	options (#)		price ($)	date	(#)	($)	(#)		vested ($)
Named Executive Officers
James Sapirstein	10/08/2019	95	47	(1)	$1,176.00	10/07/2029	—	$—	—		$—
	10/08/2019	—	—		—	10/07/2029	—	$—	95	(2)	$112,000
	07/16/2020	143	—		$1,785.00	07/15/2030	—	$—	—		$—
	06/30/2021	254	173	(3)	$1,785.00	07/15/2030	—	$—	—		$—
	01/03/2022	238	475	(4)	$304.50	01/02/2032	—	$—	—		$—

Sarah Romano	03/01/2022	—	714	(5)	$247.80	02/28/2032
Former Named Executive Officers
James Pennington	06/28/2018	—	—		$212.80	06/27/2023	—	$—	—		$—
	06/13/2019	—	—		$122.50	06/12/2024	—	$—	—		$—
	07/16/2020	—	—		$59.50	07/15/2030	—	$—	—		$—
	07/09/2021	—	—		$52.50	07/08/2030	—	$—	—		$—
	01/03/2022	—	—		$304.50	01/02/2032	—	$—	—		$

Daniel Schneiderman	01/02/2020	159	—	(6)	$2,163.00	01/01/2030	—	$—	—		$—
	06/30/2021	119	—	(7)	$1,785.00	07/15/2030	—	$—	—		$—
	06/30/2021	16	—	(7)	$1,785.00	07/15/2030	—	$—	—		$—
	01/03/2022	47	—	(8)	$304.50	01/02/2032	—	$—	—		$—

(1)	Represents stock options issued to Mr. Sapirstein on October 8, 2019 under the terms of his employment agreement, which options will vest as follows: (i) as to 47 shares upon our initiating a Phase 3 clinical trial in the U.S. for adrulipase.

(2)	Represents the restricted stock unit (“RSU”) award issued to Mr. Sapirstein on October 8, 2019 under the terms of his employment agreement, which RSU will vest as follows: (i) as to 48 shares upon the first commercial sale in the U.S. of adrulipase, and (ii) as to 47 shares upon our total market capitalization exceeding $1.0 billion for 20 consecutive trading days.

(3)	On June 30, 2021, the Board rescinded and cancelled certain stock option awards previously made under the 2014 Plan (the “Prior Sapirstein Awards”) to Mr. Sapirstein and issued new stock options awards (the “New Sapirstein Awards”) under the 2020 Plan in an equivalent amount and with equivalent exercise price, vesting and expiration terms to the Prior Sapirstein Awards. The terms of the New Sapirstein Awards covering 427 shares of the Common Stock at an exercise price of $1,785.00 per share comprised of (i) stock options to purchase 142 shares of Common Stock that vest over a term of 18 months in 18 equal monthly installments starting on February 16, 2022, (ii) stock options to purchase 95 shares of Common Stock that vested immediately upon the grant of such stock options, and (iii) stock options to purchase 190 shares of Common Stock subject to milestone-based vesting based upon the achievement of certain strategic milestones specified by the Board.

(4)	Represents stock options issued to Mr. Sapirstein on January 3, 2022, which options will vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of January 3, 2022.

(5)	Represents stock options issued to Ms. Romano on March 1, 2022, which options will vest over a term of three years, in three equal annual installments on each yearly anniversary of March 1, 2022.

(6)	During the year ended December 31, 2020, the Board approved an amended and restated option grant to Mr. Schneiderman, amending and restating a grant previously made on January 2, 2020, to reduce the amount of shares issuable upon exercise of such option to be the maximum number of shares Mr. Schneiderman was eligible to receive under the 2014 Plan on the original grant date, or 143 shares (on a post-split basis), due to the 2014 Plan provisions relating to the Section 162(m) limitations. The Board also approved the issuance of a replacement option covering the balance of shares intended to be issued at that time, or 16 shares. The original stock option has an exercise price of $2,163.00, the closing sale price of Common Stock on January 2, 2020, which was the date of its original grant, and the replacement stock option has an exercise price of $1,785.00, the closing sale price of the Common Stock on its date of grant. Both the original stock option and the replacement stock option vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of January 2, 2020.

(7)	On June 30, 2021, the Board rescinded and cancelled certain stock option awards previously made under the 2014 Plan (the “Prior Schneiderman Awards”) to Mr. Schneiderman and issued new stock options awards (the “New Schneiderman Awards”) under the 2020 Plan in an equivalent amount and with equivalent exercise price, vesting and expiration terms to the Prior Schneiderman Awards. The terms of the New Schneiderman Awards covering 135 shares of the Common Stock at an exercise price of $1,785.00 per share comprised of (i) stock options to purchase 119 shares of Common Stock, of which options to purchase 38 shares of Common Stock vested immediately upon the grant of such options and the remaining options to purchase 81 shares of Common Stock will vest over a term of 2 years and 1 month in 25 equal monthly installments, and (ii) options to purchase 16 shares of Common Stock, of which options to purchase 8 shares of Common Stock vested immediately upon the grant of such options and the remaining options to purchase 8 shares of Common Stock vest over a term of 19 months in 19 equal monthly installments.

(8)	Represents stock options issued to Mr. Schneiderman on January 3, 2022, which options will vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of January 3, 2022.

PAY VERSUS PERFORMANCE

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”), and our other named executive officers (the “Other NEOs” or the “Non-PEO NEOs”) as presented in the table under "Executive Compensation - Summary Compensation", (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non- PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Loss(5)
2022	$741,653	$184,270	$389,870	$171,330	$(48.49)	$(14,629,642)
2021	$1,294,380	$423,078	$507,764	$147,668	$(5.71)	$(58,537,849)

(1)	The dollar amounts reported are the amounts of total compensation reported for James Sapirstein, our Chief Executive Officer / PEO, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)	The dollar amounts reported represent the average of the amounts reported for our company’s Non-PEO NEOs as a group (excluding Mr. Sapirstein) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Sapirstein) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022, Ms. Romano, Mr. Schneiderman and Mr. Pennington and 2021, Mr. Schneiderman and Mr. Pennington. For 2022, the information reported under this heading combines compensation earned by Ms. Romano and Mr. Schneiderman as one NEO in 2022. Mr. Schneiderman resigned as Chief Financial Officer on February 28, 2022. Ms. Romano was appointed Chief Financial Officer on March 1, 2022.

(3)	The dollar amounts reported represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

	2022		2021
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Totals for Non-PEO NEOs	$741,653	$389,870	$1,294,380	$507,764
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(165,653)	(77,237)	(628,380)	(131,265)
Fair value at year end of equity awards granted during the year	2,138	1,192	86,517	18,529
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(282,671)	-	(124,650)	(125,382)
Change in fair value of equity awards granted in prior years that vested during the year	(111,197)	(142,495)	(204,789)	(121,979)
Compensation Actually Paid Totals	$184,270	$171,330	$423,078	$147,668

(4)	Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(5)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100.

A portion of our NEOs’ compensation consists of equity awards. As a result, the change between the values disclosed in our Summary Compensation Table and Compensation Actually Paid tends to be directionally aligned with changes in our TSR.

Compensation Actually Paid versus Net Loss
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$-
$(10,000,000)
$(20,000,000)
$(30,000,000)
$(40,000,000)
$(50,000,000)
$(60,000,000)
$(70,000,000)
FY 2021
FY 2022
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs
Net Loss

While we are required by SEC rules to disclose the relationship between our net income and Compensation Actually Paid to our NEOs, this is not a metric our compensation committee currently uses in evaluating our NEOs’ compensation as we are a precision oncology company that has not generated any revenues from the sale of products.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Related Party Transactions

As part of the acquisition of First Wave Bio, Inc. (“FWB”) on September 13, 2021, Mr. Hoffman received approximately 847 shares of the Company’s common stock in exchange for the securities of FWB that were owned by Mr. Hoffman at the time of the merger.

On November 21, 2021, as part of the settlement agreement with Fortis Advisors LLC, the shareholder representative of the former stockholders of FWB (the “Representative”), the Company paid the former stockholders of FWB $2.0 million and made periodic installments of $500,000 per month from January 2022 through April 2022. On July 29, 2023, the Company entered into a binding term sheet with the Representative pursuant to which the Company paid the former stockholders of FWB a total of $3.5 million. Mr. Hoffman, as a former stockholder of FWB received a share of the above payment amounts equal to his proportional ownership of FWB at the time of the merger.

As of May 12, 2022, Messrs. Sapirstein and Borkowski have entered into waiver agreements with the Company pursuant to which they have agreed to permanently waive the exchange right related to their Series B Preferred Stock for any offering by the Company of its securities for cash consideration occurring on or after January 1, 2022.

Policy and Procedures Governing Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

The SEC rules define a related party transaction to include any transaction, arrangement or relationship which: (i) we are a participant; (ii) the amount involved exceeds $120,000; and (iii) executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our Common Stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock had or will have a direct or indirect material interest.

Although we do not maintain a formal written procedure for the review and approval of transactions with such related persons, it is our policy for the disinterested members of our Board to review all related party transactions on a case-by-case basis. To receive approval, a related-party transaction must have a legitimate business purpose for us and be on terms that are fair and reasonable to us and our stockholders and as favorable to us and our stockholders as would be available from non-related entities in comparable transactions.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of these forms that were furnished to us, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during the year ended December 31, 2022 and that such filings were timely.

Report of the Audit Committee

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed with management and Mazars USA LLP, our independent registered public accounting firm, the audited consolidated financial statements in the First Wave BioPharma, Inc. (formerly AzurRx BioPharma, Inc.) Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on May 20, 2023). The Audit Committee has also discussed with Mazars USA LLP those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301.

Mazars USA LLP also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on May 20, 2023).

RESPECTFULLY SUBMITTED,

Terry Coelho, Chair

Edward J. Borkowski

Charles J. Casamento

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding shares of our capital stock beneficially owned as of May 5, 2023 by:

•	each of our officers and directors;
•	all officers and directors as a group; and
•	each person known by us to beneficially own five percent or more of the outstanding shares of our capital stock. Percentage of ownership is calculated based on 1,813,663 shares of Common Stock outstanding as of May 5, 2023.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent Ownership of Class(3)
Common Stock
Current Named Executive Officers and Directors
James Sapirstein, President and Chief Executive Officer(4)	22,538	1.23%
Sarah Romano, Chief Financial Officer(5)	10,952	*
Edward J. Borkowski, Director Nominee(6)	6,928	*
Charles J. Casamento, Director Nominee(7)	6,343	*
Terry Coelho, Director Nominee(8)	6,221	*
David Hoffman, Director(9)	6,914	*
Alastair Riddell, Director Nominee(10)	6,364	*

All Directors and Executive Officers as a group (7 persons)

*	Less than 1%.

(1)	Unless otherwise indicated, the address of such individual is c/o First Wave BioPharma, Inc., 777 Yamato Road, Suite 502, Boca Raton, Florida 33431.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to warrants, options, preferred stock or other derivative securities that have not vested or that are not otherwise exercisable as of May 5, 2023, or which will not become vested or exercisable within 60 days of May 5, 2023.
(3)	Percentages are rounded to nearest tenth of a percent. Percentages are based on 1,813,663 shares of Common Stock outstanding. Warrants, options, preferred stock or other derivative securities that are presently exercisable or exercisable within 60 days of May 5, 2023, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.
(4)	Includes (i) 1,002 shares of Common Stock issuable upon exercise of vested options, (ii) 78 shares of Common Stock issuable upon conversion of approximately 13.528 shares of Series B Preferred Stock, which includes accrued and unpaid dividends through July 4, 2023, (iii) 30 shares of Common Stock issuable upon exercise of warrants, and (iv) 21,428 shares of Common Stock issuable upon vested Restricted Stock Units (RSUs). Excludes (i) 423 shares of Common Stock issuable upon exercise of unvested options, and (ii) 21,524 shares of Common Stock issuable upon unvested Restricted Stock and RSUs. Pursuant to the Series B Exchange Right, Mr. Sapirstein has the right to exchange the stated value, plus accrued and unpaid dividends, of the shares of Series B Preferred Stock beneficially owned by him for securities offered by the Company in any offering for cash proceeds that occurred between July 16, 2020 and January 1, 2022.
(5)	Includes (i) 238 shares of Common Stock issuable upon exercise of vested options, and (ii) 10,714 shares of Common Stock issuable upon vested RSUs. Excludes (i) 476 shares of Common Stock issuable upon exercise of unvested options, and (ii) 10,714 shares of Common Stock issuable upon unvested RSUs.
(6)	Includes (i) 195 shares of Common Stock, (ii) 145 shares of Common Stock issuable upon the exercise of warrants, (iii) 249 shares of Common Stock issuable upon exercise of vested options, (iv) 280 shares of Common Stock issuable upon conversion of approximately 48.043 shares of Series B Preferred Stock, which includes accrued and unpaid dividends through July 4, 2023, (v) 6,053 shares of Common Stock issuable upon vested RSUs, and (vi) 6 shares of Common Stock held by Mr. Borkowski’s spouse. Excludes 6,074 shares of Common Stock issuable upon unvested Restricted Stock and RSUs. Pursuant to the Series B Exchange Right, Mr. Borkowski has the right to exchange the stated value, plus accrued and unpaid dividends, of the shares of Series B Preferred Stock beneficially owned by him for securities offered by the Company in any offering for cash proceeds that occurred between July 16, 2020 and January 1, 2022.

(7)	Includes (i) 51 shares of Common Stock, (ii) 235 shares of Common Stock issuable upon exercise of vested options, (iii) 6,053 shares of Common Stock issuable upon vested RSUs, and (iv) 4 shares of Common Stock held by La Jolla Lenox Trust, a family trust of which the Trustee is someone other than Mr. Casamento. Mr. Casamento and members of his immediate family are the sole beneficiaries of the trust. Excludes 6,053 shares of Common Stock issuable upon unvested RSUs.
(8)	Includes (i)168 shares of Common Stock issuable upon exercise of vested options and (ii) 6,053 shares of Common Stock issuable upon vested RSUs. Excludes 6,053 shares of Common Stock issuable upon unvested RSUs.
(9)	Includes (i) 861 shares of Common Stock and (ii) 6,053 shares of Common Stock issuable upon vested RSUs. Excludes 6,053 shares of Common Stock issuable upon unvested RSUs.
(10)	Includes (i) 62 shares of Common Stock, (ii) 6,053 shares of Common Stock issuable upon vested RSUs, and (iii) 249 shares of Common Stock issuable upon exercise of vested options. Excludes 6,067 shares of Common Stock issuable upon unvested RSUs.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO OUR 2020 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 317,480 TO 1,167,480 AND TO INCREASE THE NUMBER OF SHARES THAT OTHERWISE BECOME AVAILABLE UNDER THE PLAN FOR GRANTS AS INCENTIVE STOCK OPTIONS (ISOs) TO FIVE MILLION

General

The general purpose of our 2020 Omnibus Equity Incentive Plan (the “Plan”), is to benefit our Company and its shareholders by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, officers, directors, and consultants of the Company and its affiliates, and to align the interests of such service providers with those of the Company’s shareholders.

Our Board believes that the granting of stock options, restricted stock awards, restricted stock units, stock appreciation rights and similar kinds of cash-based and equity-based compensation promotes continuity of management and provides a critical incentive to align the interests of those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success with the interests of our shareholders.

On April 20, 2023 our Board approved an amendment (i) increasing the number of shares of our common stock available for issuance under the Plan from 317,480 to 1,167,480, and (ii) increasing the number of shares of our common stock otherwise available under the Plan that may be granted as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to 5,000,000 shares. The Board directed that the amendment be submitted to the stockholders for approval at the Annual Meeting. A copy of the amendment is attached as Appendix A.

If the Company’s stockholders do not approve the increase in the number of shares available for issuance under the Plan, the Company will continue to operate the Plan under its current provisions, but will be limited in its ability to make future grants and incentives under the Plan to individuals we believe are and in the future will be critical to the Company’s success.

Description of the Existing Plan

The following description of the material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan, which is incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2020.

Administration.    The Plan is administered by a committee of our Board (the “Committee”). The Committee has authority to determine the persons to whom options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock units, restricted or unrestricted shares of our common stock, performance stock awards, performance units, other cash-based awards and other stock-based awards (collectively, “Awards”) may be granted. The Committee may also establish rules and regulations for the administration of the Plan and amendments or modifications of outstanding Awards. The Committee may delegate authority to one or more “reporting persons” (as defined in the Plan), including officers, to grant options and other Awards to employees (other than themselves), subject to applicable law and the Plan. No options, stock purchase rights or other Awards may be made under the Plan on or after August 10, 2030, but the Plan will continue thereafter while previously granted options, SARs or other Awards remain outstanding.

Eligibility.    Persons eligible to receive options, SARs or other Awards under the Plan are all employees, officers, directors, consultants, advisors or other individual service providers of our Company and our affiliates, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any affiliate (including prospective employees, officers, directors, consultants, advisors or other individual services providers as long as they commence employment or engagement with the Company or any affiliate).

As of May 5, 2023, the Company and its affiliates had a total of nine employees, zero officers, two executive officers (who are not included in the number of officers), four non-employee directors, and approximately four consultants, other advisors, and individual service providers.

Shares Subject to the Plan.    As of May 5, 2023, after giving effect to three reverse stock splits and increases in the shares available under the Plan in accordance with the “evergreen provision” discussed below, an aggregate of 317,480 shares of our common stock were reserved for issuance under the Plan, of which approximately 149,017 shares remain available for issuance as of the date of this proxy statement. If this Proposal No. 2 is approved by our stockholders, the amendment adopted by the Board will increase the number of shares of our common stock available under the Plan to 1,167,480 (subject to future increase in accordance with the Plan’s evergreen provision).

The Plan contains an “evergreen provision” providing for an annual increase in the number of shares of our common stock available for issuance under the Plan on each January 1st in an amount equal to ten percent (10%) of the total number of shares of common stock outstanding on each December 31st of the immediately preceding year on an “as converted basis”. As converted shares include all shares of our outstanding common stock and all shares of our common stock issuable upon the conversion of outstanding preferred stock, warrants and other convertible securities, but do not include any shares of common stock issuable upon the exercise of options and other Awards pursuant to the Plan or the Company’s Amended and Restated 2014 Omnibus Equity Incentive Plan. The Board or Committee may determine that no increase in the share reserve will be made for any year or determine that a lesser number of shares to be added.

If any option or SAR granted under the Plan terminates without having been exercised in full or if any other Award is forfeited, or if shares of common stock are withheld to cover withholding taxes on options or other Awards or applied to the payment of the exercise price of an option or purchase price of an Award, the number of shares of common stock as to which such option or Award was forfeited, withheld or paid, will be available for future grants under the Plan.

All 317,480 shares of our common stock currently reserved for issuance under the Plan may be granted as ISO. If this Proposal No.2 is approved by stockholders, up to 5,000,000 shares of common stock that may otherwise become available for Awards under the Plan may be granted as ISOs.

The number of shares authorized for issuance under the Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

Terms and Conditions of Options.    Options granted under the Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Committee will determine the exercise price of options granted under the Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant our common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method. On May 5, 2023, the closing sale price of a share of our common stock on Nasdaq was $2.78.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Plan will be exercisable at such time or times as the Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Committee is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient or the recipient’s guardian or legal representative. However, the Committee may permit the holder of an option, SAR or other Award to transfer the option, right or other award to family members or a family trust for estate planning purposes. The Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights.    The Committee may grant SARs, independent of or in connection with an option. The Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Committee. The maximum term of any SAR granted under the Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•        the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

•        the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Committee.

Restricted Stock, Unrestricted Stock and Restricted Stock Units.    The Committee may award restricted common stock, unrestricted shares of common stock and/or restricted stock units under the Plan. Restricted stock awards consist of shares of common stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Unrestricted stock awards consist of shares of common stock that are not subject to any restrictions. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock or unrestricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, if applicable, as determined by the Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Committee determines otherwise, holders of restricted stock and unrestricted stock will have the right to vote the shares.

Performance Stock Awards and Performance Units.    The Committee may award performance stock awards and/or performance units under the Plan. Performance stock awards and performance units are awards, denominated in either shares of common stock or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Committee. The Committee will determine the restrictions and conditions applicable to each award of performance stock awards and performance units.

Incentive Bonus Awards, Other Stock-Based and Cash-Based Awards.    The Committee may award other types of equity-based or cash-based awards under the Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Committee may impose.

Effect of Certain Corporate Transactions.    The Committee may, at the time of the grant of an Award provide for the effect of a change of control (as defined in the Plan) on any Award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the committee. The Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change of control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other Awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any Award of restricted stock, restricted stock units, performance stock awards or performance units in exchange for a similar Award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change of control; or (f) cancel any option or SAR in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change of control, and cancel any option or SAR without any payment if its exercise price exceeds the value of our common stock on the date of the change of control.

Amendment, Termination.    Our Board may at any time amend the Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of common stock available under the Plan, or (b) change the group of individuals eligible to receive options, SARs and/or other awards.

New Plan Benefits

Grants of Awards under the Plan are discretionary and we cannot determine now the number of type of options or other awards to be granted in the future to any particular person or group.

Material Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of option and other Awards under the Plan. Optionees and recipients of other rights and Awards granted under the Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following vesting of a restricted stock award or restricted stock unit or upon grant of an unrestricted stock award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction equal to the fair market value of our common stock at that time.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest and shares of our common stock are issued. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

The federal income tax consequences of performance share awards, performance unit awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards.

Section 409A.    If an award is subject to Section 409A of the Code but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. The Committee intends to consider the potential impact of Section 162(m) on grants made under the Plan but reserves the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the Plan to pay any federal, state or local taxes required by law to be withheld.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the aggregate information of our equity compensation plans in effect as of May 5, 2023:

Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column
Equity compensation plans approved by security holders(1)(2)	169,195	$397.33	999,017
Equity compensation plans not approved by security holders	—	—	—
Totals	169,195	$397.33	999,017

(1)	Under the Plan, as amended by an amendment approved by the board of directors on April 20, 2023, and our stockholders at its annual meeting of stockholders to be held on June 22, 2023, 1,167,480 shares of our common stock were reserved for issuance. A total of 169,195 shares of our common stock have been issued under the Plan and/or were subject to outstanding stock options granted under the Plan leaving a potential 999,017 shares of our common stock available for issuance under the Plan.

(2)	Excludes 292 shares of Common Stock reserved under the 2014 Plan as of May 5, 2023, subject to the issuance of restricted stock.

Approval Required

The approval of this Proposal No. 2 will require the affirmative vote of a majority of shares of Common Stock present and entitled to vote. As a result, abstentions will be counted as a vote against this proposal. Broker non-votes, if any, will not affect the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3: APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY

STATEMENT

At our 2022 annual meeting of stockholders, we conducted a non-binding stockholder vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). We recommended that such votes be conducted annually and our stockholders approved that recommendation. We will hold a Say-on-Pay vote at each annual meeting until the time our stockholders vote to hold a Say-on-Pay vote at a different frequency.

Q: What are you voting on?

A: In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote, on an advisory basis, on:

Say-on-pay. Approval of the compensation of our named executive officers as disclosed in this proxy statement, including the various compensation tables and the related narrative disclosures.

Q: Why does your Board recommend a vote “FOR” the say-on-pay proposal (Proposal 3)?

A. The Board believes that the Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by:

•	rewarding excellence in leadership and sustained financial performance; and
•	aligning our executives’ interests with those of our stockholders to create long-term value.

Q: What are the effects of these votes?

A: Proposal 3 is advisory and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of this vote when evaluating our executive compensation program.

Proposals 3 is as follows:

“Resolved, that the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, including the various compensation tables and the related narrative disclosures, is hereby APPROVED.”

Required Vote and Recommendation

In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal No. 2 requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting and voting affirmatively or negatively on such matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of such proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF MAZARS USA LLP

TO SERVE TO SERVE AS OUR REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023

General

Upon recommendation of the Audit Committee, the Board appointed Mazars USA LLP (“Mazars”), as our independent registered public accounting firm for the year ending December 31, 2023, and hereby recommends that the stockholders ratify such appointment. The Board may terminate the appointment of Mazars as our independent registered public accounting firm without the approval of our stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of Mazars will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to any appropriate questions from stockholders.

Audit Fees

The following table represents fees for professional services billed by Mazars for the fiscal years ended December 31, 2022 and 2021 in relation to services rendered in connection with the audit of our consolidated financial statements and for tax services rendered with respect to tax-related compliance, advice and planning.

	For the years ended December 31,
	2022	2021
Audit fees(1)	$152,700	$117,640
Audit-related fees(2)	154,236	114,315
Tax fees(3)	—	13,090
All other fees(4)	16,104	25,880
Total	$323,040	$270,925

(1)	Professional services rendered by Mazars USA LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q’s.
(2)	The aggregate fees billed for assurance and related services by Mazars USA LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Note 1 above, principally related to registration statement filings.
(3)	The aggregate fees billed for professional services rendered by Mazars USA LLP (when also acting as auditor) for tax compliance, tax advice, and tax planning.
(4)	The aggregate fees billed for products and services provided by Mazars USA LLP other than the services reported in Notes 1 through 3 above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of audit-related fees, tax fees, and all other fees as described above is compatible with maintaining Mazars USA LLP’s independence and has determined that such services for fiscal year 2022 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 16, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to our board of directors that the audited financial statements be included in our annual report on Form 10-K.

Required Vote and Recommendation

This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares present or represented by proxy and entitled to vote at the Annual Meeting and voting affirmatively or negatively on such matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Any abstentions or broker non-votes are not counted as votes cast and will not affect the outcome of this proposal, although they will be counted for purposes of determining whether there is a quorum present.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

PROPOSAL NO. 5: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING

TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT THE MEETING

TO APPROVE ANY ONE OR MORE OF THE FOREGOING PROPOSALS.

Adjournment of the Annual Meeting

In the event that the number of shares of Common Stock and Preferred Stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Required Vote and Recommendation

In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal No. 5 requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting and voting affirmatively or negatively on such matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL FIVE.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2024 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by our Chief Financial Officer by writing to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, no later than 90 days, or March 24, 2024, nor more than 120 days, or February 23, 2024, prior to the first anniversary of the preceding year’s annual meeting. Submitted proposals must comply with applicable Delaware law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

Our Bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than March 24, 2024 and no earlier than February 23, 2024; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than seventy (70) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of our proxy materials at no charge, please notify your broker or direct a written request to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, or contact us at (561) 589-7020. We undertake to deliver promptly, upon any such verbal or written request, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact us at the above address or phone number.

Other Matters

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

Solicitation of Proxies

The solicitation of proxies pursuant to this proxy statement is being made by us. Proxies may be solicited, among other methods, by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this proxy statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by us.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock and Preferred Stock for whom they hold shares, and we will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

We have engaged Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $50,000 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND THEN SUBMIT A PROXY TO VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ James Sapirstein
Boca Raton, Florida	JAMES SAPIRSTEIN
May 15, 2023	President, Chief Executive Officer and Chairman of the Board of Directors

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-804-9616

APPENDIX A

AMENDMENT TO THE

azurrx biopharma, inc.

2020 OMNIBUS EQUITY INCENTIVE PLAN

Dated: April 20, 2023

WHEREAS, the Board of Directors (the “Board”) of First Wave BioPharma, Inc. (formerly, AzurRx BioPharma, Inc.), a Delaware corporation (the “Company”) heretofore established the AzurRx BioPharma, Inc. 2020 Omnibus Equity Incentive Plan, as amended and restated as of August 11, 2020 (the “Plan”); and

WHEREAS, after giving effect to three reverse stock splits and increases in accordance with the “evergreen” provisions of the Plan, the maximum number of shares of common stock of the Company (“Common Stock”) currently available for grants of “Awards” (as defined under the Plan) is 317,480 (not counting shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), all of which are available as grants as Incentive Stock Options; and

WHEREAS, in order to ensure that a sufficient number of shares of Common Stock are available under the Plan in order to properly incentivize those eligible to participate in the Plan, including future eligible participants, the Board believes it to be in the best interests of the Company and its shareholders to increase the maximum number of shares of Common Stock available for grants of Awards thereunder by 850,000 additional shares of Common Stock (the “Additional Reserved Shares”) (from 317,480 to 1,167,480 shares), not counting shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan; and

WHEREAS, the Board further believes it to be in the best interests of the Company and its shareholders to increase the number of shares of Common Stock that may be granted under the Plan as “incentive stock options” (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to 5,000,000 shares in order to allow the Additional Reserved Shares and such other additional shares of Common Stock that may become available under the Plan in accordance with the Plan’s evergreen provisions to be granted as ISOs; and

WHEREAS, Article XIX of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law;

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date hereof, the Plan is hereby amended as follows:

Section 5.1 of the Plan is hereby amended in its entirety, to read as follows:

“Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XVIII, the number of Shares that may be issued under all Awards granted under the Plan shall be 1,167,480 (the “Share Reserve”); provided that, subject to Article XVIII, the Share Reserve (as adjusted as set forth herein) shall automatically be increased, but not decreased, on January 1 of each calendar year (beginning January 1, 2021) so as to be equal to ten percent (10%) of the issued and outstanding shares of the Company’s common stock on December 31 of the preceding calendar year on an as converted basis (the “As Converted Shares”). Notwithstanding the foregoing, the Board may in its discretion, determine that no increase in the Share Reserve shall be made for any year or determine that a lesser number of Shares shall be added to the Share Reserve than would otherwise have been added pursuant to the preceding sentence. For calculation purposes, the As Converted Shares shall include all shares of the Company’s outstanding common stock and all shares of the Company’s common stock issuable upon the conversion of outstanding preferred stock, warrants and other convertible securities, but shall not include any shares of common stock issuable upon the exercise of options and other convertible securities issued pursuant to the Plan or the Company’s Amended and Restated 2014 Omnibus Equity Incentive Plan. Subject to Article XVIII, the maximum number of Shares available for issuance in respect of Incentive Stock Options is 5,000,000, but in no event may Incentive Stock Options be granted in excess of the Share Reserve as the same may be increased in accordance with the foregoing provisions of this Section. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Shares that otherwise would have been issued upon the exercise of an Option or Stock Appreciation Right or in payment with respect to any other form of Award, that are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company on the date set forth above.

FIRST WAVE BioPharma, Inc.

By:	/s/ James Sapirstein

Name:	James Sapirstein

Title:	President, Chief Executive Officer and Chairman of the Board

Date:	April 20, 2023

PROXY FIRST WAVE BIOPHARMA, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby makes, constitutes, and appoints James Sapirstein and Sarah Romano and each of them (with the power of substitution) proxies for the undersigned to represent and to vote, as designated below, all shares of Common Stock of First Wave Biopharma, Inc . , held of record by the undersigned on May 5 th , 2023 , at the 2023 annual meeting of stockholders to be held on June 22 , 2023 , at 9 : 00 a . m . EST at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020 , or any adjournment or postponement thereof . This proxy, when properly executed, will be voted as directed herein . If no direction is made, this proxy will be voted “FOR” each director nominee in Proposal 1 , and “FOR” Proposals 2 , 3 , 4 , and 5 . The proxies named above also will vote in their discretion upon such other business as may properly come before the annual meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the annual meeting . You are encouraged to specify your choices by marking the appropriate boxes on the reverse side . The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet as described below before the annual meeting . Voting by telephone or Internet eliminates the need to return this proxy card . Your vote authorizes the proxies named above to vote your shares to the same extent as if you had marked, signed, dated, and returned the proxy card . Before voting, read the proxy statement and proxy voting instructions . Thank you for voting . (Continued and to be marked, dated, and signed on other side)  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 22, 2023: The Proxy Statement, 2022 Form 10 - K, and 2022 Annual Report are available at: http://www.viewproxy.com/FirstWaveBiopharma/2023

DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Please mark your votes like this ց The Board of Directors recommends a vote “FOR” each director nominee in Proposal 1, and “FOR” Proposals 2, 3, 4, and 5. Proposal 1. The election of the 5 director nominees named in the attached proxy statement to our Board of Directors. NOMINEES: FOR WITHHELD (1) James Sapirstein տ տ (2) Edward J. Borkowski տ տ (3) Charles J. Casamento տ տ (4) Terry Coelho տ տ (5) Alastair Riddell տ տ Please indicate if you plan to attend this meeting: տ Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) տ CONTROL NUMBER Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  Proposal 2 . Approval of an amendment to our 2020 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 317 , 480 to 1 , 167 , 480 and to increase the number of shares that otherwise become available under the plan for grants as incentive stock options to 5 , 000 , 000 . FOR տ AGAINST տ ABSTAIN տ Proposal 3 . Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement . FOR տ AGAINST տ ABSTAIN տ Proposal 4 . Ratification of Mazars USA LLP, as our independent registered public accounting firm for the fiscal year ending December 31 , 2023 . FOR տ AGAINST տ ABSTAIN տ Proposal 5 . Approval of the Adjournment of the Annual Meeting to the Extent There Are Insufficient Proxies at the Annual Meeting to Approve Any One or More of the Foregoing Proposals . FOR տ AGAINST տ ABSTAIN տ In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the annual meeting . Date Signature Signature (Joint Owners) CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 - digit control number ready when voting by Internet or Telephone. INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/FWBI Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 - (866) - 804 - 9616 Use any touch - tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage - paid envelope provided.